EXHIBIT 1

                                SEARCHHELP, INC.
                             AUDIT COMMITTEE CHARTER
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                                SEARCHHELP, INC.

                             AUDIT COMMITTEE CHARTER


1.       PURPOSE

         The primary functions of the Audit Committee are (i) to assist the Board of Directors of SearchHelp, Inc. (the "Corporation") in undertaking and fulfilling its responsibilities of reporting accurate financial information of the Corporation to the public, (ii) to provide support for management's efforts to enhance the quality of the Corporation's accounting and financial controls and (iii) to provide appropriate avenues of communication between the Board of Directors and the Corporation's independent public accountants and the financial management of the Corporation.

2.       STRUCTURE

         The By-Laws of Corporation provide that there shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be structured as follows:

         (a) The Audit Committee shall be composed of two or more members of the Board of Directors. Members of the Audit Committee shall be made up of outside directors who are independent of management of the Corporation and who satisfy such other specific requirements established by any exchange upon which shares issued by the Corporation may from time to time be listed. The Audit Committee may request that management appoint an employee of the Corporation to serve as Secretary of the Audit Committee.

         (b) Members of the Audit Committee shall be appointed from time to time by the Board of Directors.

         (c) The Audit Committee shall meet not less than four times each calendar year, or at such other frequency as is set by a duly adopted resolution of the Audit Committee.

3.       RESPONSIBILITIES

         In carrying out these responsibilities, the Audit Committee will:

         (a) Recommend to the Board of Directors the independent auditors to audit the financial statements of the Corporation and its subsidiaries, and approve the fees to be paid to the independent auditors.
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         (b)   Review the  performance of the  independent  auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

         (c) At the conclusion of the independent audit, meet with the financial management of the Corporation and the independent auditors to review the audit.

         (d) Review with the independent auditors and the financial and accounting personnel of the Corporation, the adequacy and effectiveness of the accounting and financial controls of the Corporation and any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

         (e) Discuss with the independent auditors the following matters related to the conduct of an audit: (1) methods used to account for significant unusual transactions; (2) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (3) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; (4) disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements; and (5) any other matters from time to time required of the independent auditors by SAS 61 promulgated by the Auditing Standards Board.

         (f) Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting procedures should be reviewed.

         (g) Determine whether to recommend to the Board of Directors that the audited financial statements be included in the annual report on the Form 10-K.

         (h) Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluations of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

         (i) On an annual basis, obtain from the independent auditor a written communication delineating all relationships between the independent auditor and the Corporation as required by the Independence Standards Board No.1, as such standard may be amended or supplemented from time to time. In addition, review with the independent auditor the nature and scope of any disclosed relationships or professional services and take, or recommend the Board of Directors take,

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appropriate  action to ensure the  continuing  independence  of the  independent auditor.

         (j) Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

         (k) Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and/or auditors for this purpose if, in its judgment, that is appropriate.

         (l) Meet annually with the Corporation's chief legal officer, and outside counsel when appropriate, to review legal and regulatory matters, if any, that may have a material impact on the financial statements.

         (m) Prepare the report required by the rules of the Securities Exchange Commission to be included in the Corporation's Proxy Statement to be delivered to the shareholders in connection with the Corporation's annual meeting of shareholders.

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